Exhibit 10.14

PREFERRED STOCK PURCHASE AGREEMENT

BY AND AMONG

TRULITE, INC.,

TRULITE ENERGY PARTNERS, L.P.

AND

THE PRINCIPAL STOCKHOLDERS OF TRULITE, INC.

NAMED HEREIN

Dated as of July 26, 2004

EXHIBITS
Exhibit A	Form of Series A Certificate of Designation
Exhibit B	Form of Investor’s Rights Agreement
Exhibit C	Form of Right of First Refusal and Co-Sale Agreement
Exhibit D	Form of Invention Assignment
Exhibit E	Form of Employment Agreement
Exhibit F	Management Agreement
Exhibit G	Milestones

PREFERRED STOCK PURCHASE AGREEMENT

THIS PREFERRED STOCK PURCHASE AGREEMENT (this “Agreement”) is dated as of July 26, 2004, by and among Trulite, Inc., a Delaware corporation (the “Company”), and Trulite Energy Partners, L.P., a Texas limited partnership (“Investor”), and the principal stockholders of the Company named on the signature pages hereto (the “Principal Stockholders”).

WHEREAS, the Company requires funds in order to satisfy its working capital requirements, and Investor desires to invest funds into the Company upon the terms and conditions set forth in this Agreement; and

WHEREAS, the Company has authorized the issuance of and desires to sell to Investor and Investor proposes to buy shares of Series A Preferred Stock on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties agree as follows:

DEFINITIONS

For all purposes of this Agreement the following terms shall have the meanings set forth in this Article I:

“Affiliate” means, as applied to any specified Person, any Person directly or indirectly controlling, controlled by or under direct or indirect common control with the Person and shall also include (a) any Person who is a director or beneficial owner of at least 10% of the Person’s then outstanding equity securities (if an entity) and Family Members of any such Person (if an individual), (b) any Person of which the Person or an Affiliate (as defined in clause (a) above) of the Person shall, directly or indirectly, either beneficially own at least 10% of the Person’s then outstanding equity securities or constitute at least a l0% equity participant, and (c) in the case of a specified Person who is an individual, any Family Member of such Person.

“Agreement” has the meaning specified in the introduction to this Agreement.

“Business Day” means any day other than a Saturday, Sunday or a legal holiday in the State of Texas or any other day on which commercial banks in any such State are authorized by law or government decree to close.

“Capital Securities” means, as to any Person that is a corporation, the authorized shares of such Person’s capital securities, including all classes of common, preferred, voting and nonvoting capital securities, and, as to any Person that is not a corporation or an individual, the ownership shares in such Person, including, without limitation, the right to share in profits and losses, the right to receive distributions of cash and property, and the right to receive allocations of items of income, gain, loss, deduction and credit and similar items from such Person, whether or not such shares include voting or similar rights entitling the holder thereof to exercise control over such Person.

“Closing” has the meaning given such term in Section 2.1(b)(iii) of this Agreement.

“Closing Date” has the meaning specified in Section 2.4(a) of this Agreement.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the shares of common stock, par value $0.0001 per share, of the Company.

“Company” has the meaning specified in the introduction to this Agreement.

"Company's Knowledge" means the knowledge of the Principal Stockholders

“Co-Sale Agreement” means the Right of First Refusal and Co-Sale Agreement, by and between the Company and Investor, substantially in the form attached hereto as Exhibit C.

“Employee Plan” means any plan or arrangement as defined in Section 3(3) of ERISA that (a) is subject to any provision of ERISA, (b) is maintained, administered or contributed to by the employer and (c) covers any employee or former employee of the employer.

“Environmental Laws”means any applicable Laws of any Governmental Authority having jurisdiction over any Asset or party which relate to pollution, the protection or cleanup of the environment, or the release or disposal of deleterious substances into the environment, including, but not limited to, ambient air, surface water, groundwater, land surface or subsurface strata; including all such laws, orders, rules, regulations, judgments or decrees as same may be amended, varied or modified in the future.

“Environmental Liabilities”means all obligations, duties, losses, liabilities, claims, fines, expenses, damages, costs (including attorney's fees and expenses) or penalties created by, related to, or arising out of any Environmental Law and pertaining to the Company, whether attributable, in whole or in part, to actions, events or conditions existing or occurring before the date hereof.

“ERISA” means the Employee Retirement Income Security Act of 1974, any successor statute of similar import, and the rules and regulations thereunder, collectively, and from time to time amended and in effect.

“Family Member” means, as applied to any individual, such individual’s spouse, child (including a stepchild or an adopted child), grandchild, parent, brother or sister thereof or any spouse of any of the foregoing, and each trust created for the exclusive benefit of one or more of them.

“Financial Statements” means the unaudited balance sheet and unaudited income statement of the Company as of and for the period ended December 31, 2003.

“First Termination Date” has the meaning specified in Section 10.1(b) of this Agreement.

“First Tranche Closing” has the meaning specified in Section 2.1(b)(i) of this Agreement.

“First Tranche Closing Date” has the meaning specified in Section 2.2 of this Agreement.

“First Tranche Shares” has the meaning specified in Section 2.2(a) of this Agreement.

“Generally accepted accounting principles” or “GAAP” means accounting principles which are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors and other recognized principle setting bodies, in effect from time to time, (b) applied on a basis consistent with prior periods, and (c) such that a certified public accountant would, insofar as the use of accounting principles is pertinent, be in a position to base an opinion as to financial statements in which such principles have been properly applied.

“Governmental Approvals” has the meaning specified in Section 6.1(f).

“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Indemnified Liabilities” has the meaning specified in Section 9.1(a) of this Agreement.

“Indemnified Parties” has the meaning specified in Section 9.1(a) of this Agreement.

“Indemnitors” has the meaning specified in Section 9.1(b) of this Agreement.

“Intellectual Property” has the meaning specified in Section 3.9(a) of this Agreement.

“Investor” has the meaning specified in the introduction to this Agreement.

“Investor’s Rights Agreement” means the Investor’s Rights Agreement, by and between the Company and Investor, substantially in the form attached hereto as Exhibit B.

“Jadoo Agreement” means the Exclusivity and Development Agreement, by and between the Company and Jadoo Power Systems, Inc.

“Laws” means, as to any Person, any law, statute, ordinance, decree, writ, requirement, order, judgment, injunction, rule, regulation (or official interpretation of any of the foregoing) of, and the terms of any license of permit issued by, any Governmental Authority which is applicable to such Person.

“Licensed Intellectual Property” has the meaning specified in Section 3.9(a) of this Agreement.

“Lien” means (a) any encumbrance, mortgage, pledge, lien, charge or other security interest of any kind upon any property or assets of any character, or upon the income or profits therefrom; (b) any acquisition of or agreement to have an option to acquire any property or assets upon conditional sale or other title retention agreement, device or arrangement (including a capitalized lease); or (c) any sale, assignment, deposit arrangement, pledge, lease or other transfer intended as security, or having the effect of providing security, for an obligation.

“Management Agreement” means the Management Agreement by and between the Company and Contango Capital Partnership Management, LLC, substantially in the form attached hereto as Exhibit F.

“Material Adverse Effect” means any effect, change, event, condition, result or occurrence that has a materially adverse impact to the business, operations, properties, condition (financial or otherwise), results of operations, assets, liabilities or prospects of the Company.

“Material Contract” means any outstanding contract, plan, lease, commitment or other agreement (whether in writing or not) (whether or not entered into in the ordinary course of business) entered into by or otherwise binding upon the Company and obligating or committing the Company to (a) expend or otherwise pay an amount in excess of $10,000, (b) to receive an amount in excess of $10,000, (c) incur any indebtedness (direct or indirect, thus, including, without limitation, any guaranty, endorsement or other contingent obligation) in an amount in excess of $10,000, (d) restrict its line of business or limit or prevent its competition with any Person in any way, (e) restrict the disclosure of information in its possession, (f) share profits, revenues or cash flows, (g) subject any of its properties to a Lien (except for current property taxes not yet due and payable), issue any securities, employ any person, acquire or lease real property or (h) incur any other obligation or commitment not cancelable on 30 days or less notice without any penalty or other financial obligation. Any reference to a dollar amount in this definition shall be calculated in the aggregate over the life of the particular commitment or obligation in question and shall include any interest, fees or expenses associated therewith.

“Owned Intellectual Property” has the meaning specified in Section 3.9(a).

“Permits” has the meaning specified in Section 3.14 of this Agreement.

“Person” means an individual, partnership, corporation, association, trust, joint venture, unincorporated organization, and any government, governmental department or agency or political subdivision thereof.

“Principal Stockholders” has the meaning specified in the introduction to this Agreement.

“Purchased Shares” has the meaning specified in Section 2.1(b)(iii) of this Agreement.

“Restrictive Order” has the mean specified in Section 6.1(e) of this Agreement.

“Second Termination Date” has the meaning specified in Section 10.1(b) of this Agreement.

“Second Tranche Closing” has the meaning specified in Section 2.3(a) of this Agreement.

“Second Tranche Shares” has the meaning specified in Section 2.1(b)(ii).

“Second Tranche Trigger Event” shall have the meaning specified in Section 2.1(b)(ii).

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

“Series A Certificate of Designation” means the Certificate of Designation of the Relative Rights and Preferences of the Series A Cumulative Convertible Preferred Stock of Trulite, Inc. to be filed with the Delaware Secretary of State substantially in the form attached hereto as Exhibit A.

“Series A Preferred Stock” means the shares of Series A Cumulative Convertible Preferred Stock, par value $0.0001 per share, of the Company.

“Suit” has the meaning specified in Section 10.6(c) of this Agreement.

“Tax” or “Taxes” means (a) all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, or other taxes of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) upon the Company with respect to all periods or portions thereof ending on or before the date hereof and/or (b) any liability of the Company for the payment of any amounts of the type described in the immediately preceding clause (a) as a result of being a member of an affiliated or combined group.

“Termination Date” has the meaning specified in Section 10.1(b) of this Agreement.

“Third Termination Date” has the meaning specified in Section 10.1(b) of this Agreement.

“Third Tranche Closing” shall have the meaning specified in Section 2.1(b)(iii).

“Third Tranche Closing Date” shall have the meaning specified in Section 2.7.

“Third Tranche Shares” shall have the meaning specified in Section 2.1(b)(iii).

“Tranche” has the meaning specified in Section 2.1(b) of this Agreement.

SALE AND PURCHASE OF SHARES

Authorization and Description of the Series A Preferred Stock.

Subject to only filing the Series A Certificate of Designation with the State of Delaware, the Company has authorized the issuance and sale to Investor of 500,000 shares of Series A Preferred Stock, in exchange for aggregate cash consideration of $500,000. The terms of the Series A Preferred Stock are as set forth in the Series A Certificate of Designation attached hereto as Exhibit A.

Subject to the terms and conditions of this Agreement, the shares of Series A Preferred Stock shall be issued and the consideration paid in three installments (each installment hereinafter referred to as a “Tranche”) as follows:

The parties shall schedule a closing in accordance with the terms of Section 2.2 (the “First Tranche Closing”), at which, subject to the terms and conditions hereof, Investor shall purchase from the Company, and the Company shall issue and sell to Investor, 100,000 shares of Series A Preferred Stock in exchange for the consideration described in Section 2.2.

Upon the occurrence of the Second Tranche Trigger Event, the parties shall schedule a closing under Section 2.3 (the “Second Tranche Closing”), at which, subject to the terms and conditions hereof, Investor shall purchase from the Company, and the Company shall issue and sell to Investor, 200,000 shares of Series A Preferred Stock (the “Second Tranche Shares”) in exchange for the consideration described in Section 2.3. The “Second Tranche Trigger Event” shall occur at such time when Investor is satisfied, in its sole discretion, that the Company has (A) demonstrated the flat membrane hydrogen fuel capsule, (B) sold at least two fuel cell capsules to third persons that are not customers of the Company as of the date hereof, and (C) executed and entered into the Jadoo Agreement. It is estimated that the Second Tranche Closing shall occur on or before October 31, 2004.

Upon the occurrence of the Third Tranche Trigger Event, the parties shall schedule a closing under Section 2.4 (the “Third Tranche Closing” and the First Tranche Closing, the Second Tranche Closing and Third Tranche Closing are sometimes individually or collectively referred to herein as the “Closing Date”), at which, subject to the terms and conditions hereof, Investor shall purchase from the Company, and the Company shall issue and sell to Investor, 200,000 shares of Series A Preferred Stock (the “Third Tranche Shares” and, together with the First Tranche Shares and the Second Tranche Shares, the “Purchased Shares”) in exchange for the consideration described in Section 2.4. The “Third Tranche Trigger Event” shall occur at such time when Investor is satisfied, in its sole discretion, that the Company has demonstrated (A) the tube membrane hydrogen fuel capsule and control interface with fuel cell and (B) the flat membrane hydrogen fuel capsule and control interface with fuel cell. It is estimated that the Third Tranche Closing shall occur on or before February 28, 2005.

First Tranche Closing. The sale and purchase of the First Tranche Shares shall take place at the offices of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P. as soon as practicable after the satisfaction of the conditions precedent set forth in Article VI hereof, or if no date has been agreed to by the parties, any date specified by any party to the other party upon five days’ written notice (the “First Tranche Closing Date”). At the First Tranche Closing, subject to the terms and conditions set forth herein, the Company shall sell the First Tranche Shares to Investor by delivering to Investor the First Tranche Shares registered in the name of Investor or its designee, free and clear of any Lien, and Investor shall purchase the First Tranche Shares from the Company at a purchase price of $1.00 per share by wiring in same day funds $100,000 to such account as the Company may specify. The Company shall deliver to Investor, or to such other Person as Investor shall direct, concurrently with the Closing, payment for any fees and expenses for which Investor is entitled to reimbursement pursuant to Section 11.1.

Second Tranche Closing.

Subject to the terms and conditions of this Agreement, the Second Tranche Closing shall take place at the offices of Jones, Walker, Waechter, Poitevent, Carrére & Denégre, L.L.P. as soon as practicable after the satisfaction of the conditions precedent set forth in Article VIII hereof following the Company’s delivery to Investor of written notice of the Second Tranche Trigger Event, or, if no date has been agreed to, on any date specified by any party to the other upon five days’ written notice following the Company’s delivery of such notice (the “Second Tranche Closing Date”).

At the Second Tranche Closings, subject to the terms and conditions set forth herein, the Company shall sell the Second Tranche Shares to Investor by delivering to Investor the Second Tranche Shares registered in the name of Investor or its designee, free and clear of any Lien, and Investor shall purchase the Second Tranche Shares from the Company at a purchase price of $1.00 per share by wiring in same day funds $200,000 to such account as the Company may specify.

Third Tranche Closing.

Subject to the terms and conditions of this Agreement, the Third Tranche Closing shall take place at the offices of Jones, Walker, Waechter, Poitevent, Carrére & Denégre, L.L.P. as soon as practicable after the satisfaction of the conditions precedent set forth in Article VIII hereof following the Company’s delivery to Investor of written notice of the Third Tranche Trigger Event, or, if no date has been agreed to, or any date specified by any party to the other upon five days’ written notice following the Company’s delivery of such notice (the “Third Tranche Closing Date” and the First Tranche Closing Date, Second Tranche Closing Date and Third Tranche Closing Date are sometimes individually and collectively referred to herein as the “Closing Date”).

At the Third Tranche Closing, subject to the terms and conditions set forth herein, the Company shall sell the Third Tranche Shares to Investor by delivering to Investor the Third Tranche Shares registered in the name of Investor or its designee, free and clear of any lien, and Investor shall purchase the Third Tranche Shares from the Company at a purchase price of $1.00 per share by wiring in same day funds $200,000 to such account as the Company may specify.

Use of Proceeds. Proceeds from the sale of the Purchased Shares hereunder shall be used by the Company for such working capital and other corporate purposes as are approved by the Company’s Board of Directors.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY
AND THE PRINCIPAL STOCKHOLDERS

In order to induce Investor to enter into this Agreement and to purchase the Purchased Shares, the Company and the Principal Stockholders hereby jointly and severally represent and warrant that:

Corporate Existence and Power; Capacity.

The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly qualified as a foreign corporation and authorized to do business in all other jurisdictions in which the nature of the activities conducted by it or the nature of its business or properties makes such qualification necessary. The Company has the corporate power to own its properties and to carry on its business as now conducted and as proposed to be conducted and to enter into and perform its obligations under this Agreement and all other agreements required to be executed by the Company hereunder.

Each Principal Stockholder has all requisite legal right, power, capacity and authority to execute, deliver and perform his obligations under this Agreement and all other agreements on instruments contemplated hereunder to which he is proposed to be a party.

Authorization; Binding Obligations.

The execution, delivery and performance by the Company of this Agreement (a) are within the Company’s power and authority and (b) have been duly authorized by all necessary corporate action of the Company. The issuance, sale and delivery of the Purchased Shares in accordance with this Agreement, and the issuance and delivery of the shares of Common Stock issuable upon conversion of the Purchased Shares, have been duly authorized by all necessary corporate action on the part of the Company, and all such shares have been duly reserved for issuance. The Purchased Shares when so issued, sold and delivered against payment therefore in accordance with the provisions of this Agreement, and the shares of Common Stock issuable upon conversion of the Purchased Shares, when issued upon such conversion, will be duly and validly issued, fully paid and nonassessable. The execution and delivery by the Company of this Agreement, and the issuance and sale by the Company of the Purchased Shares hereunder, will result in legally binding obligations of the Company, enforceable against it in accordance with the respective terms and provisions hereof.

Each of this Agreement and all other agreements contemplated hereunder to which the Principal Stockholders are proposed to be parties, when fully executed and delivered, will constitute valid and legally binding obligations of the Principal Stockholders, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting enforcement of creditors’ rights generally; (ii) as limited by laws or equitable principles relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification and contribution provisions contained in the Investor’s Rights Agreement may be limited by applicable federal or state securities laws.

Subsidiaries. The Company does not have any subsidiaries.

Capitalization.

Capital Securities. The Company’s authorized Capital Securities consist solely of 2,500,000 shares of Common Stock and 1,500,000 shares of Series A Preferred Stock. All of the presently issued shares of the Company’s Capital Securities are issued and owned by the persons listed on Schedule 3.4(a) and are duly authorized, validly issued and outstanding, fully paid and nonassessable. Schedule 3.4(a) sets forth the capitalization of the Company immediately prior to the First Tranche Closing Date and after giving effect to the transactions contemplated herein. All of the issued and outstanding shares of capital stock of the Company have been offered, issued and sold by the Company in compliance with all applicable federal and state securities laws. Except as set forth on Schedule 3.4(a) and as otherwise contemplated by this Agreement, there is no agreement, written or oral, between the Company and any holders of its securities, or, to the best of the Company’s Knowledge, among any holder of its securities, relating to the sale or transfer (including without limitation agreements relating to rights of first refusal, co-sale rights or “drag-along” rights), registration under the Securities Act, or voting, of the capital stock of the Company.

Options, Etc. Except as set forth on Schedule 3.4(b) and as otherwise contemplated by this Agreement, there are no outstanding rights (preemptive or otherwise) or options to subscribe for or purchase from the Company, or any warrants or other agreements providing for or requiring the issuance or purchase by the Company of, any Capital Securities or any securities convertible into, exchangeable for, or exercisable into Capital Securities, or any voting trusts, proxies or agreements relating to the voting of the Company’s Capital Securities.

No Conflict; No Consent.

Except as set forth on Schedule 3.5, neither the execution and delivery by the Company this Agreement or the other agreements to be executed in connection therewith, nor the performance of any of the obligations contemplated hereby and thereby, will (i) violate the certificate of incorporation or bylaws of the Company, (ii) violate, conflict with or result in a breach of any provision of, or constitute a default under, or result in the termination or cancellation of, or accelerate the performance required by, or result in the creation of any Lien upon any of the properties of the Company, under any note, bond, mortgage, indenture, license, franchise, permit, lease, contract, agreement or other instrument or commitment or obligation to which the Company or any of their respective properties may be bound, (iii) violate any law applicable to the Company or any of its properties, or (iv) require any consent, approval or authorization of, or notice to, or declaration, qualification, filing or registration with, any federal, state or local governmental authority in connection with the execution, delivery and performance of this Agreement or the other agreements to be executed in connection therewith by the Company, other than, with respect to items (ii), (iii) and (iv), those violations, conflicts, breaches, defaults, terminations, cancellations, accelerations or failures to perform that will not have, or be reasonably likely to have, a Material Adverse Effect.

Neither the execution and delivery by any of the Principal Stockholders of this Agreement or any other agreement to be executed in connection herewith to which they are proposed to be parties, nor the performance of any of the obligations contemplated hereby and thereby, will (i) violate, conflict with or result in a breach of any provision of, or constitute a default under, or result in the termination or cancellation of, or accelerate the performance required by, or result in the creation of any Liens upon any of the properties of any Principal Stockholder, under any note, bond, mortgage, indenture, license, franchise, permit, lease, contract, agreement or other instrument or commitment or obligation to which such stockholder or any of its respective properties may be bound, (ii) violate any statute, rule, regulation, mandate, decree, judgment, decision, order or ordinance applicable to any Principal Stockholder or any of its respective properties, or (iii) require any consent, approval or authorization of, or notice to, or declaration, qualification, filing or registration with, any Governmental Authority in connection with the execution, delivery and performance of this Agreement or any other agreement to be executed in connection herewith by any Principal Stockholder, other than, with respect to items (i), (ii) and (iii), those violations, conflicts, breaches, defaults, terminations, cancellations, accelerations or failures to perform that would not be reasonably likely to materially impair the ability of any Principal Stockholder to perform its obligations hereunder or thereunder or prevent the consummation of the transactions contemplated hereunder or thereunder.

Financial Statements. A copy of the Financial Statements is attached hereto as Schedule 3.6. The Financial Statements are in accordance with the books and records of the Company, present fairly the financial condition and results of operations of the Company, at the dates and for the periods indicated, and have been prepared in accordance with GAAP.

Liens; Indebtedness; Undisclosed Liabilities. There are no Liens upon any of the Company’s properties other than the Liens which are listed on Schedule 3.7 and Liens on personal property created in connection with equipment leases. Except as set forth on Schedule 3.7, as of the date hereof, the Company does not have any outstanding indebtedness, obligation or liability of any nature other than (i) the liabilities set forth on the face of the Financial Statements or the footnotes thereto, and (ii) liabilities and obligations that have arisen in the ordinary course of the Company’s business since the date of the balance sheet included in the Financial Statements. None of the Company's outstanding indebtedness or instruments relating thereto provide voting rights with respect to the Company or to the holders thereof.

Related Party Transactions. There are no obligations of the Company or any of its Affiliates to their respective officers, directors, stockholders, employees or their Family Members other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company or any of its Affiliates and (c) for other standard employee benefits made generally available to all employees and disclosed under Schedule 3.19. Except as set forth on Schedule 3.8, no officer, director, stockholder or employee of the Company or any of its Affiliates or any of his or her Family Members is indebted to the Company or any of its Affiliates, nor is the Company or any of its Affiliates indebted (or committed to make loans or extend or guarantee credit) to any of them. Neither the Company nor any of its Affiliates or, to the best of the Company’s Knowledge, any officers, directors, stockholders or employees of the Company or its Affiliates, have any direct or indirect ownership interest in any firm or corporation with which the Company or any of its Affiliates has a business relationship, or any firm or corporation that competes with the Company or its Affiliates, other than ownership interests in 2% or less of the outstanding stock of publicly traded companies that may compete with the Company or any of its Affiliates. To the best of the Company’s Knowledge, no officer, director, stockholder, employee or any of their Family Members has any pecuniary interests in any contract, commitment, agreement or property (real or personal), tangible or intangible, used in or pertaining to the business of the Company or any of its Affiliates (other than such contracts that relate to such person’s ownership of Common Stock or other securities of the Company or any of its Affiliates).

Intellectual Property.

Schedule 3.9(a) sets forth a full and complete list of all patents, patent applications, trademarks, service marks, software, trade names and copyrights owned by the Company (collectively, the “Owned Intellectual Property”) and all patents, patent applications, trademarks, service marks, licensed software, trade names and copyrights used but not owned by the Company (collectively, the “Licensed Intellectual Property” and, together with the Owned Intellectual Property, the “Intellectual Property”). The Company owns all right, title and interest in and to the Owned Intellectual Property, free and clear of any Liens, and has a valid and enforceable contractual right to use the Licensed Intellectual Property. Without limiting the generality of the foregoing, the Company has a valid and enforceable right to use all licensed software that is material to the conduct of its business, and the Company is using all such licensed software in compliance, in all material respects, with the applicable license agreements. The Intellectual Property listed on Schedule 3.9(a) is the only intellectual property that is necessary for the Company to conduct its business (as such business is presently conducted or as it is proposed to be conducted). The loss or expiration of any Intellectual Property is not threatened, pending or reasonably foreseeable. The Company and its Affiliates have used their reasonable best efforts to protect the Intellectual Property. No present or former stockholder, officer, director, employee, consultant, agent or independent contractor of the Company or any of its Affiliates has claimed any ownership or other right in or to any Intellectual Property nor, to the best of the Company’s Knowledge, owns or has any other right in or to any Intellectual Property.

The conduct of the business of the Company (as such business is presently conducted and as it is proposed to be conducted) has not infringed or misappropriated and will not infringe or misappropriate any proprietary rights of third parties, and, to the best of the Company’s Knowledge, the Owned Intellectual Property has not been infringed or misappropriated by third parties. No third party has asserted any claim or, to the best of the Company’s Knowledge, has threatened to assert any claim against the Company or any of its Affiliates with respect to (i) the continued employment by, or association with, the Company or any of its Affiliates of any of their present officers, employees or consultants, (ii) the invalidity, use, misuse or unenforceability of any of the Intellectual Property owned or used by the Company or any of its Affiliates, or (iii) the use of any information that the Company or any of its Affiliates is purportedly prohibited from using under any agreements or arrangements or any Laws applicable to unfair trade practices, unfair competition, trade secrets or proprietary information. The Company has taken all reasonable measures to protect the proprietary nature of each item of its Intellectual Property, and to maintain in confidence all trade secrets and confidential information, that it owns or uses.

Neither the Company nor any of its Affiliates has any need to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to or during their employment by the Company or of any other third parties, except for inventions, trade secrets or proprietary information that have been assigned or licensed to the Company or one of its Affiliates. All intellectual property rights relating to products or services prepared or developed for the Company or one of its Affiliates by their respective employees or consultants have been properly assigned to the Company or one of its Affiliates.

Insurance.

A description of, or copies of, all policies of title, liability, fire, worker’s compensation and other forms of insurance (including bonds) insuring the Company’s properties, assets and operations has been made available for inspection and review by Investor and/or its counsel. Except as set forth on Schedule 3.10 hereto, all such policies are in full force and effect, have been underwritten by unaffiliated insurers and the Company believes are sufficient for all applicable requirements of Law. All such policies shall continue in full force and effect after the Closing Date with respect to occurrences which would have been covered by such policies prior to the Closing Date, except to the extent the Company’s Board of Directors determines that such policies or coverages should be changed.

Tax Returns.

The Company has filed or caused to be filed all Tax returns that are required to have been filed in any jurisdiction, and have paid all Taxes shown to be due and payable on such returns and all other Taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such Taxes and assessments have become due and payable and before they have become delinquent, except for any Taxes and assessments the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company has established adequate reserves in accordance with GAAP. As of the date hereof, there are no material Taxes due with respect to, or material assessments levied upon, the properties, assets, income or franchises of the Company. The amount shown on the Financial Statements as provision for taxes is sufficient in all material respects for payment of all accrued and unpaid federal, state, county, local and foreign taxes for the period then ended and all prior periods.

Material Contracts and Obligations.

A true, complete and accurate list, categorized by subject matter, of all Material Contracts has been made available for inspection and review by counsel for Investor.

Except as set forth on Schedule 3.12(b) hereto, all Material Contracts are valid, binding and in full force and effect as to the Company and neither the Company nor, to the Company’s Knowledge, any other party thereto, is in material breach or violation of, or material default under, nor is there any reasonable basis for a claim of such breach or violation by the Company or such default by the Company under, the terms of any such Contract, and no event has occurred which constitutes or, with the lapse of time or the giving of notice or both, would constitute, such a material breach, violation or default by the Company thereunder.

None of the Principal Stockholders are a party to or are bound by (i) any stockholder agreement, voting trust, proxy or similar arrangement restricting or governing a Principal Stockholder’s rights to vote or dispose of its shares of Common Stock, (ii) any loan or advance to the Company or any of its Affiliates or any contract or agreement relating to the making of any such loan or advance, (iii) any loan, commitment, contract or agreement obligating any Principal Stockholder to repay any amounts to the Company or any of its Affiliates, (iv) any guarantee or other contingent liability in respect of any Liens or any other debt, liability or obligation of the Company or any of its Affiliates or (v) any agreement or commitment, whether absolute or contingent, obligating any such Principal Stockholder to sell or otherwise dispose of any shares of Common Stock, or to refrain from any such sale, other than pursuant to the Investor’s Rights Agreement or Co-Sale Agreement.

Real Property.

The Company does not own any real property.

A true and accurate description of all real and material personal property leased by the Company setting forth (i) the name of the lessor and (ii) a description of the property leased has been made available for inspection and review by Investor and/or its counsel. With respect to such leases, the property described in each lease is presently used by the Company as lessee under the terms of such lease, and such leases are in full force and effect, and the Company is not in default of the terms of any such lease in any material respect nor, to the best of the Company’s Knowledge, is any lessor in default in any material respect under any such lease nor have any events occurred which, with the giving of notice or the lapse of time, or both, would be a default under any such lease, and (b) the occupation, possession and use of the properties leased by the Company has not been disturbed and, to the Company's Knowledge, no claim has been asserted or threatened which is adverse to the rights of the Company to the continued occupation, possession and use of such leased property. The Company has good title to, or a valid leasehold interest in, all of its material properties and assets, including all properties and assets reflected in the Financial Statements, except those disposed of since the date thereof in the ordinary course of business.

Necessary Licenses and Permits. Except as set forth on Schedule 3.14, the Company has all licenses, permits, consents, concessions and other authorizations of governmental, regulatory or administrative agencies or authorities, whether foreign, federal, state, or local (collectively, “Permits”), required to own and lease its properties and assets, to conduct its business as now conducted and to comply in all material respects with all applicable Laws.

Compliance with Law. The Company is, in all material respects, in compliance with all applicable and material Laws, regulations, orders, judgments, decrees, permits, licenses, franchises and authorizations.

Environmental Compliance. Seller has complied, and is complying with, all Environmental Laws affecting the Company, and there are no pending or, to the Company's Knowledge, threatened Environmental Liabilities against the Company.

Litigation. Except as set forth on Schedule 3.17, there is no suit, claim, action, proceeding or investigation pending or, to the best of the Company's Knowledge, threatened against the Company at law or in equity or before any Governmental Authority or before any arbitrator of any kind and, to the best of the Company’s Knowledge, there is no reasonable basis for any such suit, claim, action, proceeding or investigation.

No Material Developments. Except as set forth on Schedule 3.18, since the date of the Financial Statements, there has been no occurrence or development, nor is there any change pending, which has had, or might reasonably be expected to have, a Material Adverse Effect.

Employee Benefit Plans.

The Company has provided a true and complete copy of each Employee Plan, current summary plan description (and, if applicable, related trust documents) and all amendments thereto and written interpretations thereof.

The Company has never maintained an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is or was (i) a plan subject to Title IV of ERISA or (ii) a “multi-employer plan” (as defined in Section 3(37) of ERISA).

Each Employee Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and the Company has received, within the last two years, a favorable determination letter from the Internal Revenue Service with respect to each such Employee Plan.

Full payment has been made of all amounts that the Company is or has been required to have paid as contributions to or benefits due under any Employee Plan under applicable Law or under the terms of any such plan.

Neither the Company nor any of its directors, officers, employees or Affiliates has engaged in any transaction with respect to the Employee Plans that could subject the Company to a tax, penalty or liability for a prohibited transaction, as defined in Section 406 of ERISA or Section 4975 of the Code.

To the Company's Knowledge, there are no facts or circumstances that might give rise to any liability under Title I of ERISA.

Certain Contracts. Any and all written employment agreements, arrangements or understandings (and description thereof if not otherwise reduced to writing) with any of its officers, directors, employees, partners, agents or shareholders have been made available for inspection and review by Investor and/or its counsel.

Corporate Documents, Books and Records. The minute books of the Company contain accurate records of all meetings and consents in lieu of meetings of the Board (and its committees) and stockholders of the Company since incorporation. Except as reflected in such minute books or as set forth on Schedule 3.21, there are no minutes of meetings or consents in lieu of meetings of the Board (or its committees) or of the stockholders of the Company. The books and records of the Company accurately reflect the material transactions to which the Company is a party or by which its properties are subject or bound, and such books and records have been properly kept and maintained in all material respects.

Disclosure. No representation, warranty or statement made in this Agreement or in any agreement, certificate, statement or document furnished by or on behalf of the Company at the Closing or in connection with Investor’s evaluation of the transactions contemplated by this Agreement contains or will contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

Certain Agreements of Officers and Employees. To the Company’s Knowledge, no officer or employee of the Company is, or is now expected to be, in violation of any term of any employment contract, patent disclosure agreement, proprietary information agreement, noncompetition agreement, nonsolicitation agreement, or any other contract or agreement or restrictive covenant relating to the right of any such officer or employee to be an employee, to be employed by the Company, or because of the nature of the business conducted or proposed to be conducted by the Company or relating to the use of trade secrets or proprietary information of others, and to the Company’s Knowledge, the continued employment of the Company’s officers and employees does not subject the Company or Investor to any liability with respect to any of the foregoing matters.

Registration Rights. Except as otherwise contemplated by this Agreement, no Person has demand or other registration rights to cause the Company to file any registration statement under the Securities Act relating to the securities of the Company or any right to participate in any such registration statement

Investment Company. Neither the Company, nor any Person controlling the Company is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Private Offering; No Registration. No form of general solicitation or general advertising was used by the Company or, to the Company’s Knowledge, by its representatives in connection with the offer and sale of the Purchased Shares. No registration of the Purchased Shares pursuant to the provisions of the Securities Act or any state securities or “blue sky” laws will be required by the offer, sale or issuance of the Purchased Shares pursuant to this Agreement.

Employees. J. Kevin Shurtleff and Eric J. Ladd are the only employees of the Company. The Company is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages and law.

Trade Relations. To the Company's Knowledge, there exists no actual or threatened termination, cancellation or limitation of, or any adverse modification or change in, the business relationship or business of the Company or its business with any customer or any group of customers which is, individually or in the aggregate, material to the business of the Company, or with any material supplier.

Brokers and Finders. No Person has or will have any right or valid claim for any commission, fee or other compensation in connection with the sale and purchase of the Purchased Shares as an investment banker, finder or broker, or in any similar capacity.

INVESTOR REPRESENTATIONS

In order to induce the Company to enter into this Agreement and to sell the Purchased Shares, Investor hereby represents and warrants that:

No Distribution.

Investor is acquiring the Purchased Shares for investment purposes only, for its own account, and not as nominee or agent for any other Person, and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act; provided that Investor may transfer the Purchased Shares, in whole or in part, to another entity under common control with the Investor.

Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D as promulgated under the Securities Act. Investor was not organized for the specific purpose of acquiring the Purchased Shares.

Investor has sufficient knowledge and experience in business and financial matters so as to be able to evaluate the risks and merits of its investment in the Purchased Shares, and Investor is able financially to bear the risks thereof.

Authorization. Investor has taken all actions necessary to authorize it (a) to execute, deliver and perform all of its obligations under this Agreement and (b) to consummate the transactions contemplated hereby. This Agreement is a legally valid and binding obligation of Investor, enforceable against it in accordance with its terms, except for (i) the effect thereon of bankruptcy, insolvency, reorganization, moratorium and other similar Laws relating to or affecting the rights of creditors generally and (ii) limitations imposed by federal or state Laws or equitable principles upon the specific enforceability of any of the remedies, covenants or other provisions thereof and upon the availability of injunctive relief or other equitable remedies.

COVENANTS TO BE PERFORMED PRIOR
TO THE FIRST TRANCHE CLOSING

Between the date hereof and the First Tranche Closing Date, the Company agrees, and the Principal Stockholders agree to cause the Company, to comply with the following covenants and agreements:

Conduct of Business.

Except as otherwise provided in paragraph (b), the Company shall:

conduct its business as it is presently conducted (or proposed to be conducted) and use commercially reasonable efforts to maintain relationships with all current or prospective customers, suppliers, sales agents, lessors, lessees, licensors, licensees and others having business relations with the Company on substantially the same terms generally available on the date of this Agreement;

Maintain in effect all Permits material to the operation of its business;

Maintain its assets and properties in good repair, order and condition, reasonable wear and use excepted;

Maintain its insurance coverage consistent with past practice;

Maintain its books and records substantially in accordance with prior practice, except for changes mandated by the Financial Accounting Standards Board, any governmental authority or any other third party, or as required by GAAP;

refrain from issuing or selling any capital stock or equity interests, or any options, warrants or other rights or securities that permit any third party to acquire any such securities in any manner, except in accordance with this Agreement;

refrain from declaring, setting aside, increasing or paying any dividend, or declaring or making any distribution on, or directly or indirectly combining, redeeming, reclassifying, purchasing, or otherwise acquiring, any shares of its capital stock;

Refrain from becoming primarily or secondarily liable for any indebtedness for borrowed money;

Refrain from incurring any Liens;

refrain from selling, leasing or transferring or otherwise disposing of any asset having a value in excess of $10,000, other than those disposed of in the ordinary course of business consistent with past practice;

Refrain from merging or consolidating with another entity;

Refrain from amending or modifying its organizational documents, or amending, modifying or terminating any contract or agreement listed on Schedule 2.9;

Refrain from waiving any material claims or rights of substantial value, other than in the ordinary course of business;

refrain from making any operating or capital expenditures or commitments or purchasing any assets having a value in excess of $10,000, other than in accordance with written expenditure plans or programs that have been provided to Investor;

refrain from increasing the benefits provided under any employee benefit plan or increasing the general rates of compensation of any employee or employees, except as required by Law;

Refrain from entering into any contract or commitment involving aggregate payments in excess of $10,000, other than agreements freely terminable by the Company or any of its Affiliates without penalty upon 60 days’ notice or less;

Refrain from taking any action, or omitting to take any action, that would cause any representation or warranty contained in this Agreement to become untrue; and

Refrain from agreeing to take any action that would violate any other item of this Section.

Notwithstanding anything herein to the contrary, the Company may take any action expressly contemplated or required under this Agreement or the agreements executed in connection therewith and effect any other transactions expressly approved in writing by any executive officer of Investor.

Notification. The Company shall promptly notify Investor of (a) any failure of the Company to comply in any material respect with any covenant or agreement contained herein that is required to be complied with prior to the First Tranche Closing Date, or any event, occurrence or condition that could adversely affect the ability of the Company to perform any such covenants or agreements prior to the First Tranche Closing Date, (b) any event, occurrence or condition that causes or will cause any representation or warranty contained in Article III to become untrue or (c) any event, occurrence or condition that could result in a Material Adverse Effect. The Company shall thereafter consult with Investor regarding the actions the Company and its Affiliates have taken and propose to take with respect thereto.

Agreements with Directors, Officers, Employees and Shareholders. The Company shall cause (a) each of the Principal Stockholders and Eric J. Ladd to enter into a confidential information and inventions assignment agreement in substantially the form attached hereto as Exhibit D, or in such other form acceptable to Investor, and (b) each of J. Kevin Shurtleff and Eric J. Ladd to enter into an employment agreement in substantially the form attached hereto as Exhibit E, or in such other form acceptable to Investor. The Company shall use commercially reasonable efforts to obtain director and officer liability insurance coverage on the terms and conditions contemplated by the Investor’s Rights Agreement, effective as of the First Tranche Closing Date.

Approvals.

The Company (i) shall make on a prompt and timely basis any governmental or regulatory notifications, applications and filings required to be made by it, and shall use commercially reasonable efforts to receive all Permits and other Governmental Approvals, that are necessary to issue the First Tranche Shares or to consummate any other transaction that this Agreement contemplates will be completed on or before the First Tranche Closing Date and (ii) shall maintain the effectiveness of any such Permits and approvals in accordance with their respective terms.

The Company shall (i) use commercially reasonable efforts to obtain prior to the First Tranche Closing Date all consents or approvals of third parties that are necessary or appropriate to issue the First Tranche Shares or to consummate any other transaction that this Agreement contemplates will be completed on or before the First Tranche Closing Date and (ii) shall maintain the effectiveness of any such consents or approvals in accordance with their respective terms.

Due Diligence. Between the date of this Agreement and the First Tranche Closing Date, the Company will (a) allow Investor and its representatives full and free access during normal business hours to the Company’s officers and directors, properties, contracts, books and records, and other non-privileged documents and data of the Company, (b) furnish Investor and its representatives with copies of all such contracts, books and records, and other existing documents and data as Investor may reasonably request, (c) furnish Investor and its representatives with such additional financial, operating, and other data and information as Investor and its representatives may reasonably request and (d) furnish Investor, upon request, with drafts of any of the agreements or instruments described herein that must be completed, executed or delivered on or prior to the First Tranche Closing Date, including those referenced in Section 5.3.

Financial Statements. The Company shall promptly deliver to Investor, within five days after they are prepared, true and complete copies of all monthly financial statements of the Company, as applicable, prepared in the ordinary course in accordance with GAAP applied on a consistent basis throughout the periods indicated and with each other.

Satisfaction of Conditions. Without limiting the generality or effect of any other provision of this Article V, the Company will use commercially reasonable efforts to complete the milestones set forth on Exhibit G hereto and satisfy promptly all of the conditions required to be satisfied on or prior to the First Tranche Closing Date under Article VI.

CONDITIONS TO THE INVESTOR’S OBLIGATIONS

Conditions to Investor’s Obligations at the First Tranche Closing. Investor’s obligation to purchase the First Tranche Shares is subject to compliance by the Company with its agreements and representations herein contained, and to the satisfaction, on or prior to the First Tranche Closing Date, of the following conditions:

Debt Restructuring. The Company shall have repaid all of its indebtedness on terms and conditions satisfactory to Investor in its sole discretion.

Management Agreement. The Company shall have entered into and executed the Management Agreement.

Representations and Warranties; Compliance with Covenants. The representations and warranties of the Company and the Principal Stockholders contained herein shall be true and correct in all material respects on and as of the First Tranche Closing Date, and the Company and the Principal Shareholders shall have performed and complied with all agreements, covenants and obligations required to be performed or complied with by them prior to the First Tranche Closing.

Filing of Certificates of Designation. The Series A Certificate of Designation shall have been duly filed by the Company with the Secretary of State of the State of Delaware and shall be effective.

Government Proceedings; Litigation. As of the First Tranche Closing Date, there shall not be in effect a preliminary or permanent injunction, temporary restraining order or other judicial or administrative order or decree in any jurisdiction, the effect of which declares unlawful or enjoins or prohibits this Agreement or any of the transactions contemplated hereby or thereby (a “Restrictive Order”). In addition, no action or proceeding before any court or government body will be pending or threatened that, in the reasonable judgment of Investor, makes it inadvisable or undesirable to consummate the transactions contemplated by this Agreement or any other agreement to be executed in connection therewith by reason of the probability that the action or proceeding will result in a Restrictive Order.

Legality; Governmental and Other Authorizations. The sale of the First Tranche Shares by the Company to Investor shall not be prohibited by any Law, and shall not subject Investor to any penalty, special tax, or other onerous condition imposed by a Governmental Authority. All necessary consents, approvals, licenses, permits, orders and authorizations of, or registrations, declarations and filings with, any Governmental Authority or of or with any other Person, with respect to any of the transactions contemplated by this Agreement (“Governmental Approvals”), shall have been duly obtained or made and shall be in full force and effect.

No Material Adverse Effect. Since the date of the Financial Statements, (a) there shall have been no event, occurrence or conditions that has resulted in, or with the lapse of time will result in, a Material Adverse Effect; (b) except for the First Tranche Shares and as otherwise contemplated by this Agreement, there shall not have been any change in the Capital Securities, or increase in the indebtedness, of the Company; and (c) the Company shall not have incurred any liability or obligation or any group of related liabilities or obligations, direct or contingent, that is material to the Company that is required to be disclosed on a balance sheet or the footnotes thereto in accordance with GAAP and is not disclosed on the last balance sheet or footnotes thereto of the Company previously provided to the Investor.

Delivery of First Tranche Closing Documents. The Company shall have delivered to Investor, in form and substance reasonably satisfactory to Investor, the following:

certificates evidencing the First Tranche Shares to be issued and sold to Investor at the First Tranche Closing and registered in the name of Investor;

the Investor’s Rights Agreement duly executed by the Company and the Principal Stockholders;

the Co-Sale Agreement duly executed by the Company and the Principal Stockholders;

each of the invention assignments duly executed by the Principal Stockholders and Eric J. Ladd;

each of the employment agreements duly executed by the Company and J. Kevin Shurtleff and Eric J. Ladd;

resolutions of the Board of Directors of the Company, certified by the Secretary or Assistant Secretary of the Company, to be duly adopted and in full force and effect on such date, authorizing (A) the execution, delivery and performance of this Agreement, the Investor’s Rights Agreement, the Co-Sale Agreement and any other agreements or instruments contemplated hereby and thereby and the consummation of the transactions contemplated hereby and thereby, (B) the issuance of the Purchased Shares and the reservation of the number of shares of Common Stock issuable upon conversion of the Purchased Shares, and (C) the appropriate officers of the Company to execute and deliver this Agreement, the Investor’s Rights Agreement, the Co-Sale Agreement, and any other agreements or instruments contemplated hereby and thereby and stock certificates evidencing the Purchased Shares;

a certificate of an appropriate officer of the Company or other appropriate person, dated the First Tranche Closing Date, certifying that (A) all of the conditions set forth in this Article VI are satisfied on and as of the First Tranche Closing Date and (B) the representations and warranties of the Company and the Principal Stockholders contained herein are true and correct in all material respects on and as of the First Tranche Closing Date;

a certificate, dated the most recent practicable date prior to the First Tranche Closing Date, issued by the Secretary of State of the State of Delaware as to the good standing of the Company and such certificates, dated the most recent practicable date prior to the First Tranche Closing Date, issued by the appropriate secretary of state showing that the Company is qualified as a foreign corporation and in good standing in all other jurisdictions in which it has executive offices or transacts business;

a copy of the certificate of incorporation of the Company, certified as of the most recent practicable date by the Secretary of State of the State of Delaware, and certified by the Secretary or Assistant Secretary of the Company, as true and correct as of the First Tranche Closing Date; and

such additional information and materials Investor may reasonably request and specifically identify prior to the Closing Date.

General. All instruments and legal, governmental, administrative and corporate proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to Investor and its counsel, and Investor and its counsel shall have received copies of all documents, including, without limitation, records of corporate or other proceedings and any consents, licenses, approvals, permits and orders required to be secured by the Company in connection with the transactions contemplated herein or which Investor or its counsel may have requested in connection therewith.

Due Diligence. Investor shall have completed to its sole satisfaction a due diligence investigation of the Company.

Conditions of the Company’s Obligations at the First Tranche Closing.

The Company’s obligation to sell and issue the First Tranche Closing Shares pursuant to this Agreement is subject to the compliance by Investor with the Agreements and representations herein contained, and to the satisfaction, on or prior to the First Tranche Closing Date, of the following conditions:

Representations and Warranties. Each of the representations and warranties of Investor contained herein shall be true and correct in all material respects on and as of the First Tranche Closing Date.

No Restrictive Order. As of the First Tranche Closing Date, there shall not be in effect any Restrictive Order.

Governmental Approvals. All Governmental Approvals required to be obtained on or before the First Tranche Closing Date shall have been duly obtained or made and shall be in full force and effect.

COVENANTS TO BE PERFORMED PRIOR
TO THE SECOND AND THIRD TRANCHE CLOSINGS

Prior to the Second and Third Tranche Closing Dates, the Company agrees, and the Principal Shareholders agree to cause the Company, to comply with the following covenants and agreements:

Conduct of Business. i. Except as otherwise provided in paragraph (b), the Company shall comply in all respects with the covenants and agreements set forth in Section 5.1(a).

Notwithstanding anything herein to the contrary, the Company may take any action expressly contemplated or required under this Agreement or the other agreements executed in connection herewith and effect any other transactions expressly approved in writing by any executive officer of Investor or duly approved by the Board of Directors of the Company.

Notification. The Company shall promptly notify Investor of (a) any failure of the Company to comply in any material respect with any covenant or agreement contained herein that is required to be complied with prior to the Second and Third Tranche Closing Date, or any event, occurrence or condition that could adversely affect the ability of the Company to perform any such covenants or agreements prior to the Second and Third Tranche Closing Date, (b) any event, occurrence or condition that causes or will cause any representation or warranty contained in Article III to become untrue or (c) any event, occurrence or condition that could result in a Material Adverse Effect. The Company shall thereafter consult with Investor regarding the actions the Company and its affiliates have taken and propose to take with respect thereto.

Approvals. The Company shall use commercially reasonable efforts to maintain the effectiveness of all Governmental Approvals or other consents or approvals obtained prior to the First Tranche Closing Date under Section 5.4.

Satisfaction of Conditions. Without limiting the generality or effect of any other provision of this Article VII, the Company will use commercially reasonable efforts to satisfy promptly all of the conditions required to be satisfied on or prior to the Second or Third Tranche Closing Date, as the case may be, under Article VIII.

CONDITIONS TO SECOND AND THIRD TRANCHE CLOSINGS

Conditions of the Investor’s Obligations at the Second and Third Tranche Closing.

The obligations of Investor under Section 2.3 or 2.4, as the case may be, of this Agreement are subject to the fulfillment on or before the applicable Closing Date of each of the following conditions, the waiver of which shall not be effective against Investor without its consent thereto in writing:

Trigger Event. The Second Tranche Trigger Event or the Third Tranche Trigger Event, as the case may be, shall have occurred.

Representations and Warranties. The representations and warranties of the Company and the Principal Stockholders contained in Article III shall be true and correct on and as of the applicable Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

Performance. The Company and the Principal Stockholders shall have performed and complied with in all material respects all agreements, covenants and obligations contained in this Agreement that are required to be performed or complied with by them on or before the applicable Closing Date.

No Material Adverse Effect. Between the First Tranche Closing Date and the applicable Closing Date, there shall have been no event, occurrence or condition that has resulted in, or with the lapse of time will result in, a Material Adverse Effect.

Government Proceedings; Litigation. As of the applicable Closing Date, there shall not be in effect any Restrictive Order. In addition, no action or proceeding before any Governmental Authority will be pending or threatened that, in the reasonable judgment of the Investor, makes it inadvisable or undesirable to consummate the transaction contemplated by Section 2.3 or 2.4, as the case may be, of this Agreement by reason of the probability that the action or proceeding will result in a Restrictive Order.

Governmental Approvals. All Governmental Approvals obtained prior to the First Tranche Closing Date shall remain effective, final and non-appealable as of the applicable Closing Date on the same terms and conditions in effect as of the First Tranche Closing Date.

Closing Documents. Investor shall have received all of the following, in form and substance satisfactory to Investor:

certificates evidencing the applicable Purchased Shares to be issued and sold to Investor at the Closing and registered in the name of Investor;

a certificate of an appropriate officer of the Company, dated as of the applicable Closing Date, certifying that (A) all of the conditions set forth in this Article 8.1 are satisfied as of the applicable Closing Date and (B) the representations and warranties of the Company contained herein are true and correct in all material respects on and as of the applicable Closing Date;

a certificate, dated the most recent practicable date prior to the applicable Closing Date, issued by the Secretary of State of the State of Delaware as to the good standing of the Company; and

such other documents, agreements, consents and other instruments relating to the transactions contemplated by this Agreement and as Investor may reasonably request.

Conditions of the Company’s Obligations at the Second or Third Tranche Closing. The obligations of the Company to Investor under Section 2.3 or 2.4, as the case may be, of this Agreement are subject to the fulfillment on or before the applicable Closing Date of each of the following conditions, the waiver of which shall not be effective against the Company without its consent thereto in writing:

Representations and Warranties. Each of the representations and warranties of Investor contained herein shall be true and correct in all material respects on and as of the applicable Closing Date.

No Restrictive Orders. As of the applicable Closing Date, there shall not be in effect any Restrictive Order.

Governmental Approvals. All Governmental Approvals obtained prior to the First Tranche Closing Date shall remain effective, final and non-appealable as of the applicable Closing Date on the same terms and conditions in effect as of the First Tranche Closing Date.

INDEMNITY

Indemnification.

The Company and each of the Principal Stockholders, jointly and severally, hereby agree, to indemnify Investor, its Affiliates and their directors, officers, employees, counsel, agents or representatives (collectively, the “Indemnified Parties”) against, and hold them harmless from, to the fullest extent lawful, all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and reasonable attorneys’ fees and disbursements) and expenses, including expenses of investigation (collectively, “Indemnified Liabilities”), incurred by it or them and arising out of or in connection with this Agreement or the transactions contemplated hereby (or any other document or instrument executed herewith or pursuant hereto), whether or not the transactions contemplated by this Agreement are consummated and whether or not any Indemnified Party is a formal party to any proceeding, including, but not limited to: (a) the execution, delivery, performance or enforcement by the Company and the Principal Stockholders of this Agreement or any other agreement contemplated hereby; (b) any actual or proposed use of proceeds of the issuance and sale of the Purchased Shares hereunder, and (c) the breach or inaccuracy of any representation, warranty, covenant or agreement made by the Company or the Principal Stockholders herein, provided, however, that the Company and the Principal Stockholders shall not be liable to any Indemnified Party for any Indemnified Liabilities to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or review) that such Indemnified Liabilities arose from the gross negligence or willful misconduct of such Indemnified Party. The Company and the Principal Stockholders, jointly and severally, hereby agree to reimburse any Indemnified Party promptly for all such Indemnified Liabilities as they are incurred by such Indemnified Party. The obligations of the Company and the Principal Stockholders to each Indemnified Party hereunder shall be separate obligations, and the Company’s and the Principal Stockholders’ liability to any such Indemnified Party hereunder shall not be extinguished solely because any other Indemnified Party is not entitled to indemnity hereunder.

In case any action, claim or proceeding shall be brought against any Indemnified Party with respect to which indemnity may be sought against the Company and the Principal Stockholders (the “Indemnitors”) hereunder, such Indemnified Party shall promptly notify the Indemnitors in writing and the Indemnitors shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party and payment of all fees and expenses incurred in connection with the defense thereof. The failure to so notify the Indemnitors shall not affect any obligation they may have to any Indemnified Party under this Agreement or otherwise except to the extent that (as finally determined by a court of competent jurisdiction (which determination is not subject to any further review or appeal)) such failure materially and adversely prejudiced the Indemnitors. Each Indemnified Party shall have the right to employ separate counsel in such action, claim or proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of each Indemnified Party unless (i) the Indemnitors have agreed to pay such expenses; (ii) the Indemnitors have failed promptly to assume the defense and employ counsel reasonably satisfactory to such Indemnified Party; or (iii) the named parties to any such action, claim or proceeding (including any impleaded parties) include any Indemnified Party and such Indemnifying Party or an Affiliate of such Indemnifying Party, and such Indemnified Party shall have been advised by counsel, and counsel for the Indemnitors acting in good faith concurs, that (x) there may be one or more legal defenses available to it which are different from or in addition to those available to the Indemnitors or (y) a conflict of interest may exist if such counsel represents such Indemnified Party and the Indemnitors. The Indemnitors shall not be liable for any settlement of any such action effected without their written consent (which shall not be unreasonably withheld). The Indemnitors agree that they will not, without the Indemnified Party’s prior written consent, consent to entry of any judgment or settle or compromise any pending or threatened claim, action or proceeding in respect of which indemnification or contribution may be sought hereunder unless the foregoing contains an unconditional release, in form and substance reasonably satisfactory to such Indemnified Party, of such Indemnified Party from all liability and obligation arising therefrom.

If the indemnification provided for in this Section 9.1 is unavailable to, or insufficient to hold harmless, any Indemnified Party in respect of any Indemnified Liabilities referred to therein (for reasons other than such Indemnified Party’s gross negligence or willful misconduct as herein provided), then the Indemnitors shall have an obligation to contribute to the amount paid or payable by such Persons as a result of such Indemnified Liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnitors, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions which resulted in such Indemnified Liabilities as well as any other relevant equitable considerations. The amount paid or payable by any such Person as a result of the Indemnified Liabilities referred to above shall be deemed to include, subject to the limitations set forth in this Section 9.1, any reasonable legal or other fees or expenses reasonably incurred by such Person in connection with any investigation, lawsuit or legal or administrative action or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9.1 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.1(c).

All notices that are required under this Section 9.1 to be furnished to the Indemnitors may be furnished solely to the Company.

Survival of Obligations. The obligations of the Indemnitors and Investor under this Article IX shall survive the issuance of the Purchased Shares and the termination of this Agreement.

TERMINATION

Termination Rights. This Agreement may be terminated at any time prior to the Third Tranche Closing Date:

at any time by the written consent of the Company and Investor;

by the Company or Investor (i) if the First Tranche Closing shall not have occurred on or before September 30, 2004 (the “First Termination Date”) , (ii) if the Second Tranche Closing shall not have occurred on or before December 31, 2004 (the “Second Termination Date”), or (iii) if the Third Tranche Closing shall not have occurred on or before March 31, 2005 (the “Third Termination Date” and the First Termination Date, the Second Termination Date and Third Termination Date are sometimes individually or collectively referred to herein as the “Temrination Date”); provided, however, that the right to terminate this Agreement under this Section 10.1(b) shall not be available to a party if its own failure to fulfill or perform any obligation under this Agreement has been a substantial cause of, or has substantially resulted in, the failure of the applicable Closing to occur on or before such date;

by the Company if any of the conditions provided in Section 6.2 or 8.2, as the case may be, have not been satisfied on or before the applicable Termination Date and have not been waived by the Company;

by Investor if any of the conditions provided in Section 6.1 or 8.1, as the case may be, have not been satisfied on or before the applicable Termination Date and have not been waived by Investor;

by Investor if there has been a breach by the Company of any material representation, warranty or covenant contained in this Agreement and such breach has not been cured within 15 days after receipt of written notice thereof from Investor; or

by the Company or Investor if any Governmental Authority shall have issued an order, decree or ruling or taken any other action enjoining or prohibiting the sale and purchase of the Purchased Shares and the other transactions contemplated by this Agreement and such order, decree, ruling or other action has become final and nonappealable.

Effect of Termination. If this Agreement is terminated pursuant to Section 10.1, this Agreement shall be of no further force and effect and there shall be no further liability hereunder on the part of any party hereto or their respective Affiliates, directors, officers, shareholders, agents or other representatives; provided, however, that notwithstanding anything to the contrary contained herein, the provisions of Article IX, this Section 10.2 and Section 11.1 shall survive any termination of this Agreement.

MISCELLANEOUS

Expenses. Whether or not the Closing occurs, the Company shall directly pay 50% of the fees and expenses of counsel to Investor incurred in connection with the transactions contemplated by this Agreement.

Legend. None of the Purchased Shares have been registered under the Securities Act or any state securities laws. The certificates representing the Purchased Shares shall bear substantially the following legend:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF THAT CERTAIN PREFERRED STOCK PURCHASE AGREEMENT BY AND BETWEEN TRULITE, INC. AND CONTANGO CAPITAL MANAGEMENT LLC, DATED JULY 26, 2004, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER THE ACT OR SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (II) IN THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, REGISTRATION UNDER THE ACT OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

Notices.

All demands, notices, requests, consents and other communications required or permitted under this Agreement shall be in writing and shall be personally delivered or sent by facsimile machine (with a confirmation copy sent by one of the other methods authorized in this Section 11.3), commercial (including FedEx) or U.S. Postal Service overnight delivery service, or, deposited with the U.S. Postal Service mailed first class, registered or certified mail, postage prepaid, as set forth below:

If to the Company, addressed to:

573 East 950 North
Orem, Utah 84079
Attention: President
Facsimile: (801) 426-6583

with a copy to:
David L. Glazier
Robinson, Seiler & Glazier, LC
80 North 100 East
P. O. Box 1266
Provo, Utah 84603-1266

If to Investor, addressed to:

William J. Berger
Chief Executive Officer
520 Post Oak Blvd.
Suite 820
Houston, Texas 77027
Facsimile: (713) 417-3548

with a copy to:

Lisa M. Buchanan
Jones, Walker, Waechter, Poitevent, Carrére & Denégre, L.L.P.
Waterway Plaza Two
10001 Woodloch Forest Drive
Suite 350
The Woodlands, TX 77380
Facsimile: (281) 296-4404

Notices shall be deemed given upon the earlier to occur of (i) receipt by the party to whom such notice is directed; (ii) if sent by facsimile machine, on the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) such notice is sent if sent (as evidenced by the facsimile confirmed receipt) prior to 5:00 p.m. Houston, Texas Time and, if sent after 5:00 p.m. Eastern Time, on the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) after which such notice is sent; (iii) on the first business day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) following the day the same is deposited with the commercial carrier if sent by commercial overnight delivery service; or (iv) the fifth day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) following deposit thereof with the U.S. Postal Service as aforesaid. Each party, by notice duly given in accordance therewith may specify a different address for the giving of any notice hereunder.

Survival and Termination of Covenants, Agreements, Representations and Warranties. All covenants, agreements, representations and warranties made herein shall be deemed to have been relied on by each such party, notwithstanding any investigation made by such party or on its behalf. All representations and warranties made herein shall survive the execution and delivery of this Agreement and any Closing.

Amendments and Waivers. Except as otherwise expressly provided herein, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) upon the written consent of the Company, the Principal Stockholders and Investor. Any amendment or waiver effected in accordance with this Section 11.5 shall be binding upon the Company, the Principal Stockholders and Investor.

Choice of Law; Remedies; Submission to Jurisdiction.

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS (WITHOUT GIVING EFFECT TO ANY CONFLICTS OR CHOICE OF LAWS PROVISIONS WHICH WOULD CAUSE THE APPLICATIONS OF THE DOMESTIC SUBSTANTIVE LAWS OF ANY OTHER JURISDICTION).

The parties hereto agree that irreparable harm would occur in the event that any of the agreements and provisions of this Agreement were not performed fully by the parties hereto in accordance with their specific terms or conditions or were otherwise breached, and that money damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties hereto in the event that this Agreement is not performed in accordance with its terms or conditions or is otherwise breached. It is accordingly hereby agreed that the parties hereto shall be entitled to an injunction or injunctions to restrain, enjoin and prevent breaches of this Agreement by the other parties and to enforce specifically such terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, such remedy being in addition to, and not in lieu of, any other rights and remedies to which the other parties are entitled to at law or in equity.

Except as otherwise expressly provided in this Agreement any disputes arising out of, in connection with or with respect to this Agreement, the subject matter hereof, the performance or nonperformance of any obligation hereunder, or any of the transactions contemplated hereby may be adjudicated in the state or federal courts having jurisdiction in the County of Harris in the State of Texas. Each party hereto hereby irrevocably submits to the personal jurisdiction of such courts for the purpose of any such suit, action, counterclaim, or proceeding arising out of, in connection with or with respect to this Agreement, the subject matter hereof, the performance or non-performance of any obligation hereunder or any of the transactions contemplated hereby or thereby (collectively, a “Suit”). Each of the parties hereto hereby waives and agrees not to assert by way of motion, as a defense or otherwise in any such Suit, any claim that it is not subject to the jurisdiction of the above courts, that such Suit is brought in an inconvenient forum, or that the venue of such Suit is improper; provided, however, that nothing herein shall be construed as a waiver of any right that any party hereto may have to remove a Suit from a court of sitting in the State of Texas to the United States District Court having jurisdiction in the County of Harris in the State of Texas. The Company and Investor hereby agree that service of all writs, process and summonses in any Suit may be made upon such party by certified mail, return receipt requested, at its address as provided in Section 12.3. Nothing herein shall in any way be deemed to limit the ability of any party to serve any such writs, process or summonses in any other manner permitted by applicable Law.

Further Assurances. Each of the parties shall execute such documents and take, or cause to be taken, all appropriate action, and shall do or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate the transactions contemplated hereby and obtain any consents, exemptions, authorizations, or other actions by, or give any notices to, or make any filings with, any Governmental Authority or any other Person.

Entire Agreement; Counterparts; Section Headings. This Agreement, including all exhibits and other ancillary agreements hereto, contains the entire understanding of the parties hereto with respect to its subject matter. This Agreement supersedes all prior representations, agreements and understandings between the parties with respect to its subject matter. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The descriptive headings of sections and paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement, and shall not affect in any way the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the Company and Investor have executed this Agreement as of the day and year first above written.

COMPANY:

TRULITE, INC.

By:	/s/ William J. Berger William J. Berger
President and Chief Executive Officer

INVESTOR:

TRULITE ENERGY PARTNERS, L.P.

By:	CONTANGO CAPITAL PARTNERSHIP MANAGEMENT LLC

William J. Berger
President and Chief Executive Officer

PRINCIPAL STOCKHOLDERS:

/s/ Kevin Shurtleff